UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 10, 2015, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”), approved base salaries for calendar year 2015 (retroactive to January 1, 2015), cash bonus awards under the Company’s Senior Executive Incentive Plan and non-formulaic cash bonuses, and the award of shares of restricted stock under the Company’s 2006 Stock Plan to the Company’s named executive officers, as set forth in the table below.

Name	Title	2015 Annual Salary	Cash Bonus	Shares of Restricted Stock Awarded
Ronald D. Paul	President and CEO – Company and Bank	$863,565	$1,432,992	11,563
James H. Langmead	EVP and CFO – Company and Bank	$354,524	$347,476	3,833
Antonio F. Marquez	EVP & Chief Lending Officer – Bank	$320,049	$473,679	3,117
Susan G. Riel	EVP – Company; SEVP & COO – Bank	$456,006	$531,873	4,931
Janice L. Williams	EVP & Chief Credit Officer – Bank	$340,659	$331,592	3,683

Additionally, the Governance Committee of the Company’s Board of Directors approved awards of 2,840 shares of restricted stock to each nonemployee director of the Company, other than Mr. Robert Pincus, and awards of 620 shares of restricted stock to each nonemployee member of only the EagleBank Board of Directors.

All awards of restricted stock vest in three substantially equal annual installments commencing on the first anniversary of grant, subject to the terms of the 2006 Stock Plan and the form of award certificate.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: February 13, 2015